Exhibit 23.01


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1996 (except with respect to the matters discussed in paragraph 11 of Note 16, as to which the date is March 22, 1996) included in LG&E Energy Corp.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

                                      /s/ Arthur Andersen LLP
                                      ARTHUR ANDERSEN LLP

Louisville, Kentucky
June 7, 1996